                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        DIAGNOSTIC PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]
                             5700 WEST 96TH STREET
                             LOS ANGELES, CA 90045

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 9, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company's offices at 5700 West 96th Street, Los Angeles, California, on May 9, 2000, at 2:30 p.m. local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Dr. Sigi Ziering, Sidney A. Aroesty, Maxwell H. Salter, Dr. James D. Watson, Michael Ziering and Frederick Frank.

     2. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, March 17, 2000, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary
March 29, 2000

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2000

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Diagnostic Products Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the Company's executive offices located at 5700 West 96th Street, Los Angeles, California, on May 9, 2000, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 29, 2000.

     The expenses for soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                               VOTING PROCEDURES

     Only shareholders of record of the Company's Common Stock at the close of business on March 17, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting, 13,688,754 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder or, if no vote is indicated, the proxy will be voted FOR the Board of Directors' nominees for director. As to any other matter of business which may properly be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment and discretion of the person or persons voting the same, although management does not presently know of any such other matter of business. A shareholder has the power to revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

     If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. See "Election of Directors."

                             ELECTION OF DIRECTORS

     The shareholders are being asked to elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors' nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     The following information is supplied with respect to the nominees:

                                                     PRINCIPAL                    DIRECTOR
            NAME              AGE                   OCCUPATION                     SINCE
----------------------------  ---   -------------------------------------------   --------
Sigi Ziering, Ph.D.           72    Chairman of the Board                           1973
Sidney A. Aroesty             53    Senior Vice President and Chief Operating       1981
                                    Officer
Maxwell H. Salter             80    Chairman of the Board and Chief                 1982
                                    Executive Officer, Benos
James D. Watson, Ph.D.        71    President, Cold Spring Harbor Laboratory        1987
Michael Ziering               43    Chief Executive Officer and President           1994
Frederick Frank               67    Vice Chairman, Lehman Brothers Inc.             1996

     Dr. Sigi Ziering, Chairman of the Board since 1974, served as Chief Executive Officer of the Company from 1974 until December 1999. Dr. Ziering holds a Ph.D. in Theoretical Physics from Syracuse University.

     Mr. Aroesty was elected Chief Operating Officer in February 2000. He has held various positions at the Company since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and executive officer from 1982 to 1994.

     Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

     Dr. Watson was the Director of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center, from 1968 until he became President in 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation and SIBIA Neurosciences, Inc.

     Mr. Michael Ziering was elected Chief Executive Officer in December 1999. He joined the Company in 1986 as legal counsel, and served as Vice President-Administration from 1988 until 1994 and as President and Chief Operating Officer from 1994 to December 1999.

     Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of

Pharmaceutical Product Development Corporation, Digital Arts & Sciences, Inc., eSoft, Incorporated and Landec Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, a Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

     Sigi Ziering, Chairman of the Board, and Marilyn Ziering, an executive officer, are husband and wife. Michael Ziering, a director and executive officer, and Ira Ziering, an executive officer, are their sons. See "Ownership of Common Stock" for information concerning the beneficial ownership of the Company's Common Stock by nominees for director.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four meetings in 1999. The members of the Executive Committee are Sigi Ziering, Michael Ziering and Maxwell H. Salter. The Executive Committee may exercise the full authority of the Board, subject to certain statutory limitations. The Audit Committee, comprised of Frederick Frank and Maxwell H. Salter during 1999, is responsible for periodically reviewing the financial condition and the results of audit examinations of the Company with its independent public accountants. The Audit Committee met twice during 1999. The Compensation Committee, comprised of Frederick Frank, Maxwell Salter and Louis Colen (a shareholder of the Company), is responsible for reviewing and recommending the approval to the Board of Directors of compensation of the officers of the Company. The Compensation Committee met once during 1999. The Stock Option Committee, comprised of Maxwell H. Salter and Sigi Ziering, is responsible for administering the Company's Stock Option Plans and approving option grants, except that the Compensation Committee has authority to take action with respect to stock option grants to Sigi Ziering. The Board of Directors has not designated a nominating committee.

COMPENSATION OF DIRECTORS

     In 1999, non-employee directors of the Company received director's fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. Non-employee directors were also reimbursed their out-of-pocket expenses for attending Board and Committee meetings. In 1999, Messrs. Frank and Watson were each granted 10,000 options with an exercise price of $24.125 per share (the fair market value on the date of grant) and a term of 10 years, which vest at the rate of one-third per year beginning one year after the date of grant.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

         NAME             AGE                           POSITION
----------------------    ---        -----------------------------------------------
Sigi Ziering, Ph.D.       72         Chairman of the Board
Michael Ziering           43         Chief Executive Officer and President
Sidney A. Aroesty         53         Senior Vice President and Chief Operating
                                     Officer
Said El Shami             57         Senior Vice President, Research and
                                     Development and Chief Scientific Officer
Marilyn Ziering           68         Vice President, Marketing Communications
                                     and Secretary
James L. Brill            48         Vice President, Finance
Kathy J. Maugh            55         Vice President, Operations
Nicholaas Arnold          48         Vice President, Sales and Marketing
Ira Ziering               41         Vice President, International

     For information concerning the business experience of Sigi Ziering, Michael Ziering and Sidney A. Aroesty, see "Election of Directors."

     Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

     Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

     Mr. Brill joined the Company in 1999 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Brill was Chief Financial Officer of Jaffra Cosmetics International from 1998 to 1999; Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998; and Senior Vice President, Finance, Chief Financial Officer and a director of Merisel, Inc. from 1988 to 1996.

     Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company's product support group. She was promoted to Director of Product Support in 1990 and elected Vice President, Operations in 1992.

     Mr. Arnold was elected Vice President, Sales and Marketing, in 1998. Mr. Arnold joined the Company's Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company's affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van't Hoff Institute, Rotterdam, The Netherlands.

     Mr. Ira Ziering joined the Company in 1996 as Manager of International Business. In 1997 he moved to France to establish the Company's subsidiary, DPC France, where he served as President. In 1999 he was elected Vice President, International. Mr. Ziering is a graduate of Boston University Law School and Harvard Divinity School. Prior to joining the Company he practiced civil law in Los Angeles, California.

     Officers of the Company serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides compensation information with respect to each person who served as Chief Executive Officer during 1999 and certain other persons who were executive officers during 1999 (the "Named Officers") for services in all capacities during fiscal years 1999, 1998 and 1997.

                                                   ANNUAL                   LONG-TERM
                                                COMPENSATION              COMPENSATION
                                       -------------------------------   ---------------
                                                            OTHER          SECURITIES
                                                           ANNUAL          UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     COMPENSATION(1)     OPTIONS(#)      COMPENSATION($)(2)
 ---------------------------    ----   -------------   ---------------   ---------------   ------------------
Sigi Ziering                    1999      385,000              --                  0             16,000
  Chief Executive Officer       1998      385,000              --                  0             16,000
  (until 12/17/99); Chairman    1997      370,000              --                  0             16,000

Michael Ziering                 1999      240,000              --                  0             16,000
  Chief Executive Officer       1998      220,000              --             20,000             16,000
  (from 12/17/99);              1997      210,000              --             20,000             16,000
  President and Chief
  Operating Officer

Sidney A. Aroesty               1999      215,000          30,500                  0             16,000
  Senior Vice President,        1998      200,000          26,800             10,000             16,000
  Operations                    1997      131,000              --             15,000                  0

Said El Shami                   1999      282,000              --                  0             16,000
  Senior Vice President,        1998      266,000              --             20,000             16,000
  Research and Development      1997      256,000              --                  0             16,000

Nicholaas Arnold                1999      180,000          22,300                  0             32,600
  Vice President, Sales and     1998      189,000          19,300             20,000             40,000
  Marketing (since 2/1/98)      1997      142,000              --                  0             21,000

Kathy J. Maugh                  1999      170,000              --                  0             16,000
  Vice President, Operations    1998      163,000          21,400                  0             16,000
                                1997      155,000              --             10,000             15,500

Julian R. Bockserman            1999      190,000              --                  0             16,000
  Vice President, Finance       1998      180,000              --                  0             16,000
  (until 9/8/99)                1997      171,000              --             10,000             16,000

---------------

(1) The amounts for Mr. Aroesty represent $20,800 in 1999 and $19,800 in 1998 for apartment rental expenses and $9,700 in 1999 and $7,000 in 1998 as the approximate value of automobile-related compensation. The amounts for Mr. Arnold represent $19,200 in 1999 and $14,400 in 1998 for apartment rental expenses and $3,100 in 1999 and $4,900 in 1998 as the approximate value of automobile-related compensation. The 1998 amount for Ms. Maugh represents $16,600 paid in lieu of vacation and $4,800 as the approximate value of automobile-related compensation. While the other Named Officers enjoy certain perquisites, the amounts did not exceed 10% of any such person's salary in 1999 and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) These amounts represent Company pension plan contributions and, as to Mr. Arnold, also include employer contributions to pension and disability plans in The Netherlands.

RETIREMENT AGREEMENT

     Upon his retirement, the Company has agreed to pay Dr. Ziering, or his surviving relatives, $3,000 per month for 120 months. Dr. Ziering has agreed not to compete with the Company while he receives such monthly payments, and he has also agreed to provide consulting services after his retirement. Discharge for cause will void the retirement payments to Dr. Ziering.

1999 YEAR-END OPTION VALUES

     No options were granted to or exercised by the Named Officers in 1999. Shown below is information regarding holdings of unexercised stock options at December 31, 1999 by the Named Officers.

                                    NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS HELD AT         IN-THE-MONEY OPTIONS AT
                                          DECEMBER 31, 1999(#)            DECEMBER 31, 1999($)(1)
                                    --------------------------------    ----------------------------
               NAME                  EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----------------------------------  -------------    ---------------    -----------    -------------
Sigi Ziering                                 0                 0                  0            0

Michael Ziering                         29,000            61,000             18,750       18,750

Sidney A. Aroesty                        8,666            16,334                  0            0

Said El Shami                           36,000            16,000            144,000            0

Nicholaas Arnold                         6,840            27,060                340        1,530

Kathy J. Maugh                           8,510            16,680              6,510       29,295

Julian R. Bockserman                    18,000             8,000             72,000            0

---------------
(1) Represents the difference between the aggregate market value on December 31, 1999 ($24.50 per share) and the aggregate exercise price of options that had an exercise price of less than $24.50.

     Options generally vest at the rate of 10% to 25% per year beginning one year after the date of grant. The options are subject to termination before the expiration date in the event of termination of employment, death and certain corporate events. In September 1999, the Board of Directors amended the Company's 1990 and 1997 Stock Option Plans to provide that all outstanding options will become immediately exercisable in the event of a "change-in-control," as defined in the plans. Under the terms of the plans, the Stock Option Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions or certain related trusts or other entities.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are administered by the Compensation Committee and the Stock Option Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The Compensation Committee's decisions are subject to ratification by the Board of Directors. The Stock Option Committee administers the Company's stock option plans and is responsible for decisions concerning stock option recipients and the timing, pricing and amount of stock options which are granted, except that the Compensation Committee has the authority to take action with respect to option grants to Sigi Ziering, Chairman of the Board.

     The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are usually awarded when, in the Compensation Committee's judgment, the Company or a particular executive had meritorious performance during the prior year. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Committee determines the stock option component.

     The 1999 salaries of the Company's executive officers were principally based on the Chief Executive Officer's recommendations, which reflected his assessment of the nature of each officer's position, contribution to the Company's overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company's overall financial performance in 1998. The Company does not base annual salaries on the achievement of objective performance-related criteria. Based on Dr. Ziering's recommendation, the Compensation Committee continued Dr. Ziering's salary for 1999 at the same level as the prior year. Michael Ziering, having assumed the position of Chief Executive Officer in December 1999, was compensated in 1999 at the level established for him in his capacity as President and Chief Operating Officer. The 1999 salary increases for executive officers were generally in line with Company-wide employee compensation increases for 1999.

     The objective of the Stock Option Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually, but are awarded in recognition of outstanding performance, based on the Committee's and management's subjective evaluations, and as an incentive to attract new executives. When the Stock Option Committee decides to grant options, it also takes into account the amount and values of outstanding options and the amount of Common Stock held by the executive.

     Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of $1,000,000 that is not "performance-based." The Company's stock option plans currently do not meet the requirements of performance-based compensation. In light of the current level of executive compensation, the Compensation and Stock Option Committees do not plan to take any action to qualify any compensation plans under Section 162(m). The Compensation Committee will, however, continue to evaluate whether future compliance with the deductibility requirements of Section 162(m) would be appropriate.

     The Company also maintains broad-based employee benefit plans in which executive officers participate on the same terms as other employees. For fiscal year 1999, the Company contributed the required 10% of participants' compensation to its pension plan, but made no contribution to the profit sharing plan.

            The Compensation Committee           The Stock Option Committee
                Louis Colen                          Maxwell H. Salter
                Maxwell H. Salter                    Sigi Ziering
                Frederick Frank



               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION AND RELATED TRANSACTIONS

     During 1999, the members of the Compensation Committee were Frederick Frank and Maxwell H. Salter, both of whom are non-employee directors of the Company, and Louis Colen, a shareholder of the Company. Frederick Frank, a director of the Company, is Vice Chairman of Lehman Brothers, Inc., an investment banking firm which has performed services for the Company in the past and which may, from time to time, provide services to the Company in the future. See also "Election of Directors -- Compensation of Directors."

     During 1999, the members of the Stock Option Committee were Maxwell H. Salter, a non-employee director of the Company, and Sigi Ziering, Chairman of the Board and, until December 1999, Chief Executive Officer of the Company. Dr. Ziering is the husband of Marilyn Ziering and the father of Michael Ziering and Ira Ziering, all of whom are executive officers of the Company. As Vice President, Marketing Communications, Marilyn Ziering was paid an annual salary of $125,000 in 1999. Ira Ziering, Vice President, International, was paid an annual salary of $120,000 in 1999.

     Since 1981, the Company has leased its principal offices from a partnership comprised of Dr. Sigi Ziering, Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Dr. and Mrs. Ziering who are shareholders of the Company. During 1999, the Company paid $966,000 in rent to the Ziering partnership. The lease expires on December 31, 2002.

                          DPC STOCK PRICE PERFORMANCE

     Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company's Common Stock for the five years ended December 31, 1999, with the S&P Composite-500 Stock Index and the S&P Small Cap Medical Products Index.

                                                   DIAGNOSTIC PRODUCTS        HEALTH CARE (MEDICAL
                                                       CORPORATION             PRODS & SUPP)-SMALL            S&P 500 INDEX
                                                   -------------------        --------------------            -------------
1994                                                     100.00                      100.00                      100.00
1995                                                     146.16                      147.35                      137.58
1996                                                     101.24                      150.33                      169.17
1997                                                     110.39                      175.75                      225.60
1998                                                     125.98                      187.97                      290.08
1999                                                     101.08                      232.27                      351.12

     The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1994. The annual amounts are based on monthly compounding with dividends reinvested.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 7, 2000 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company and by all current directors and executive officers as a group.

                                                NUMBER              PERCENTAGE
                  NAME*                        OF SHARES            OWNERSHIP
                  -----                        ---------            ----------
Sigi and Marilyn Ziering                       2,416,906(1)            17.7%
  5700 West 96th Street
  Los Angeles, California 90045

Maxwell H. Salter                                341,966(2)             2.5%

Sidney A. Aroesty                                 91,666(3)(4)           **

Dr. James D. Watson                               44,234(5)              **

Michael Ziering                                  325,628(3)(6)          2.4%

Frederick Frank                                   39,999(7)              **

Said El Shami                                     48,000(8)              **

Nicholaas Arnold                                   6,840(9)              **

Kathy J. Maugh                                     8,510(10)             **

All directors and executive officers
  as a group (12 persons)                      3,474,624(11)           25.0%

Brown Capital Management, Inc.                 1,092,600(12)            8.0%
  1201 N. Calvert Street
  Baltimore, Maryland 21202

Louis Colen                                      795,800                5.8%
  2727 Krim Drive
  Los Angeles, California 90064

Julian R. Bockserman                              33,000(13)             **

------------

   * Includes addresses of 5% or more shareholders.
  ** Less than 1%.

 (1) Dr. and Mrs. Ziering, husband and wife, hold their shares in a revocable family trust of which they are co-trustees; excludes 18,200 shares owned by Dr. Ziering's mother who resides with Dr. and Mrs. Ziering and as to which beneficial ownership is disclaimed.

 (2) Includes 6,666 shares subject to options which are exercisable within 60 days.

 (3) Includes 30,000 shares owned by the Company's Profit Sharing Plan over which Michael Ziering, Sidney A. Aroesty and James L. Brill, as trustees, have shared voting and investment power. Beneficial ownership is disclaimed except as to each person's proportionate interest in such plan. These shares are counted once in the total number of shares held by all directors and executive officers as a group.

 (4) Includes 8,666 shares subject to options which are exercisable within 60 days.

 (5) Includes 39,649 shares subject to options which are exercisable within 60 days.

 (6) Includes 29,000 shares subject to options which are exercisable within 60 days, and 1,125 shares held by Mr. Ziering's wife, as to which beneficial ownership is disclaimed.

 (7) Includes 39,999 shares subject to options which are exercisable within 60 days.

 (8) Includes 48,000 shares subject to options which are exercisable within 60 days.

 (9) Includes 6,840 shares subject to options which are exercisable within 60 days.

(10) Includes 8,510 shares subject to options which are exercisable within 60 days.

(11) See Notes above. Also includes 174,875 shares outstanding and 6,000 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(12) Holdings at December 31, 1999 as reported in a Schedule 13G filed with the Securities and Exchange Commission. According to such Schedule 13G, the shares are owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of the shares under SEC rules due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote the shares.

(13) Includes 14,000 shares subject to options which are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership by directors, executive officers and more than 10% shareholders. During 1999, James L. Brill and Ira Ziering each filed a Form 3 late. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and on copies of the reports they have filed with the Securities and Exchange Commission.

                             THE COMPANY'S AUDITORS

     It is the current intention of the Company's Board of Directors to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 1999. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for a shareholder proposal to be included in the Board of Directors' proxy statement and proxy for the Annual Meeting of Shareholders to be held in 2001, such proposal must be received no later than the close of business on November 30, 2000, at 5700 West 96th Street, Los Angeles, California 90045, Attention: Corporate Secretary, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

     If a shareholder submits a proposal at the Company's Annual Meeting of Shareholders to be held in 2001 other than in accordance with Rule 14a-8 and that shareholder does not provide notice of his proposal to the Company by February 14, 2001, the holders of any proxy solicited by the Company's Board of Directors for use at that meeting will have discretionary authority to vote with respect to that proposal without a description of the proposal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies have authority to vote on such matters in accordance with their judgment and discretion.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary

Los Angeles, California
March 29, 2000

PROXY




                        DIAGNOSTIC PRODUCTS CORPORATION

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 9, 2000

The undersigned hereby appoints DR. SIGI ZIERING and MICHAEL ZIERING, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 17, 2000, at the Annual Meeting of Shareholders of said Company to be held on May 9, 2000, or any adjournment thereof, as designated herein.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                                    PLEASE MARK
                                                                                                                  YOUR VOTES AS
                                                                                                                   INDICATED IN
                                                                                                                   THIS EXAMPLE. [X]
                                                           FOR ALL           WITHHOLD
                                                       NOMINEES LISTED      AUTHORITY
                                                        BELOW (EXCEPT    TO VOTE FOR ALL
                                                       AS MARKED TO THE      NOMINEES
1. ELECTION OF DIRECTORS                                CONTRARY BELOW)    LISTED BELOW
   Nominees: Dr. Sigi Ziering, Sidney A. Aroesty,            [  ]              [  ]         2. IN THEIR DISCRETION, THE PROXIES ARE
             Maxwell H. Salter, Dr. James D. Watson,                                           AUTHORIZED TO VOTE ON SUCH OTHER
             Michael Ziering, Frederick Frank                                                  MATTERS AS MAY PROPERLY COME BEFORE
                                                                                               THE MEETING OR ANY ADJOURNMENT
   To withhold authority to vote for any individual nominee,                                   THEREOF.
   write that nominee's name on the space provided below.
                                                                                            THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                                                            BOARD OF DIRECTORS OF DIAGNOSTIC
   ______________________________________________________                                   PRODUCTS CORPORATION. IF NO VOTE IS
                                                                                            INDICATED, THIS PROXY WILL BE VOTED WITH
                                                                                            AUTHORITY FOR THE ELECTION OF THE
                                                                                            DIRECTORS NAMED ABOVE.

                                                                                            YOU ARE URGED TO DATE, SIGN AND PROMPTLY
                                                                                            RETURN THIS PROXY IN THE ENVELOPE
                                                                                            PROVIDED. IT IS IMPORTANT FOR YOU TO BE
                                                                                            REPRESENTED AT THIS MEETING. THE
                                                                                            EXECUTION OF YOUR PROXY WILL NOT AFFECT
                                                                                            YOUR RIGHT TO VOTE IN PERSON IF YOU ARE
                                                                                            PRESENT AT THE MEETING.


Signature(s) _____________________________________________________________________________   Date _________________________________
IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.


------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE